HEATH, DAVIS & McCALLA
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW                      TELEPHONE
                            200 PERRY-BROOKS BUILDING            (512) 478-5671
W. W. HEATH (1903-1971)        720 BRAZOS STREET
WILL D. DAVIS                    AUSTIN, TEXAS 78701                  TELECOPIER
DUDLEY D. McCALLA*                                                (512) 476-1451
*BOARD CERTIFIED-ADMINISTRATIVE LAW

                                  MAY 21, 2001

Conseco, Variable Insurance Company
11825 N. Pennsylvania Street
Carmel, IN 46032

Gentlemen:

     With respect to the registration Statement on Form S-6 to be filed by Conseco Variable Insurance Company (the "Company") and Conseco Variable Separate Account L (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1.933, as amended, flexible premium variable universal life insurance policies (the "Policies"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the- State of Texas and is duly authorized by the Commissioner of Insurance of the State of Texas to issue the Policies.

     2. The Account is a duly organized and existing separate account pursuant to a board resolution dated February 22, 2000 and the provisions of
        Article 3-75 of the Texas Insurance Code.

     3. To the extent so provided under the Policies, that portion. of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will be not chargeable with liabilities arising out of any other business that the Company may conduct.

     4. The Policies, when issued as contemplated by the Form S-6 registration statement, will constitute legal, validly issued and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

                                                    Very truly yours,

                                                    /s/ WILL D. DAVIS
                                                    ------------------
                                                        Will D. Davis

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